Exhibit 99.01
FOR IMMEDIATE RELEASE

Investor Contact:Michael J. Rockenbach Chief Financial Officer (714) 885-3695	Press Contact: Robin Austin Director, Public Relations (714) 885-3462
EMULEX REPORTS THIRD QUARTER FISCAL 2007 RESULTS
Achieved Quarterly Revenues of $120.2 million

     COSTA MESA, Calif., April 26, 2007 — Emulex Corporation (NYSE:ELX), today announced results for its third fiscal quarter ended April 1, 2007.
Third Quarter Financial Highlights
•	Revenues of $120.2 million, a 35% increase year over year and a 1% sequential decrease which exceeded January guidance of $115-$119 million

•	GAAP gross margins of 59% and non-GAAP gross margins of 65%

•	GAAP net income of $11.4 million, or 9% of revenue, and non-GAAP net income of $23.8 million, or 20% of revenue

•	GAAP net income per diluted share of $0.13 and non-GAAP net income per diluted share of $0.27, exceeding January guidance of $0.24 to $0.26

•	Accounts and other receivables decreased sequentially by $3.8 million to $60.2 million and Days Sales Outstanding improved sequentially to 42 days from 47 days

•	Inventories of $27.7 million and inventory turns of 7.2

•	Cash and investments at the end of the quarter totaled $275 million, after using $38 million to repurchase approximately two million shares of outstanding common stock during the quarter
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Emulex Corporation FY ‘07 Third Quarter Results
April 26, 2007

Financial Results
     Third quarter revenues of $120.2 million, represented a 35% increase over the same period a year ago and a decrease of 1% from the second quarter of fiscal 2007. Third quarter GAAP net income totaled $11.4 million, or $0.13 per diluted share compared to $11.6 million or $0.13 per diluted share in the comparable prior year period, and a GAAP net loss of $10.1 million or $0.12 per share in the prior quarter. The GAAP net loss in the prior quarter was due to a $21.6 million in-process R&D charge primarily associated with the Sierra Logic, Inc. acquisition during that quarter. Non-GAAP net income for the third quarter was $23.8 million, or $0.27 per diluted share or flat with the prior quarter and an increase of 23% over the same period a year ago. Reconciliations between GAAP and non-GAAP results are included in the accompanying financial data. The Company’s GAAP numbers are still preliminary as the Company hasn’t completed its evaluation of all intangible assets for possible impairments. During the quarter, the company repurchased approximately two million shares of outstanding common stock at a cost of approximately $38 million.
     Jim McCluney, President and CEO of Emulex commented, “I’m very pleased with our solid execution across the entire organization in what historically has been a challenging quarter. With 64% of our Host Server Product revenues coming from 4Gb/s products combined with great leverage from our integrated supply chain operations, we also saw a meaningful improvement in gross margins during the quarter.”
     “Our growth and diversification strategy continues to bear fruit as our Embedded Storage Products contributed 27% of revenues, at the same time exceeding the 25 million ports shipped milestone during the quarter. Within our Intelligent Networking Products, we’ve begun to drive new technology through the Enhanced Ethernet/Fibre Channel over Ethernet initiative announced this month,” McCluney concluded.
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Emulex Corporation FY ‘07 Third Quarter Results
April 26, 2007

Business Outlook
     Although actual results may vary depending on a variety of factors, many of which are outside Emulex’s control, Emulex is providing guidance for its fourth quarter ending July 1, 2007. Based on the current spending environment and forecasts from our customers, Emulex believes revenue will increase in the 1-4% range sequentially. As a result, Emulex is budgeting for fourth quarter revenues in the range of $121-$125 million, and believes that non-GAAP diluted EPS could amount to $0.27-$0.29. On a GAAP basis, Emulex expects diluted fourth quarter EPS of $0.13-$0.15 per share, reflecting approximately $0.14 per share in expected GAAP charges arising primarily from amortization of intangibles and stock-based compensation.
Webcast Information
     Emulex will host a webcast today at 2:00 p.m. Pacific time to discuss the financial results in detail. The webcast may be accessed live via the home page of the Emulex website at www.emulex.com. During the call, Emulex will discuss details of the third fiscal quarter financial results. A replay of the webcast will be available in the audio archive section of the investor relations page of the Emulex website. In addition, a replay of the quarterly conference call will be available for 48 hours by calling (888) 203-1112 — and using the passcode 5930447.
About Emulex
     Emulex Corporation creates enterprise-class products that intelligently connect storage, servers and networks. The world’s leading server and storage providers rely on Emulex award-winning HBAs, intelligent storage platforms and embedded storage products, including switches, bridges, routers and I/O controllers, to build reliable, scalable and high performance storage and server solutions. Emulex is listed on the New York Stock Exchange (NYSE:ELX) and corporate headquarters are located in Costa Mesa, California. News releases and other information about Emulex Corporation are available at http://www.emulex.com.

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Emulex Corporation FY ‘07 Third Quarter Results
April 26, 2007

Note Regarding Non-GAAP Financial Information. To supplement the consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), the Company has included the following non-GAAP financial measures in this press release or in the webcast to discuss the Company’s financial results for the third quarter which may be accessed via the Company’s website at www.emulex.com: (i) non-GAAP gross margin, (ii) non-GAAP operating expenses, (iii) non-GAAP operating income, (iv) non-GAAP net income, and (v) non-GAAP earnings per diluted share. Each of these non-GAAP financial measures are adjusted from results based on GAAP to exclude certain expenses. As a general matter, the Company uses these non-GAAP measures in addition to and in conjunction with results presented in accordance with GAAP. Among other things, the Company uses such non-GAAP financial measures in addition to and in conjunction with corresponding GAAP measures to help analyze the performance of its core business, in connection with the preparation of annual budgets, and in measuring performance for some forms of compensation. In addition, the Company believes that non-GAAP financial information is used by analysts and others in the investment community to analyze the Company’s historical results and in providing estimates of future performance and that failure to report these non-GAAP measures, could result in confusion among analysts and others and a misplaced perception that the Company’s results have underperformed or exceeded expectations.
These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with the GAAP results and the reconciliations to corresponding GAAP financial measures, provide a more complete understanding of the Company’s results of operations and the factors and trends affecting the Company’s business. However, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.
The non-GAAP disclosures and the non-GAAP adjustments, including the basis for excluding such adjustments and the impact on the Company’s operations, are outlined below:
     Non-GAAP gross margin. Non-GAAP gross margin excludes the effects of (i) amortization of intangibles, (ii) stock-based compensation and (iii) the mark-up to fair value of inventory acquired in the Sierra Logic acquisition and subsequently sold. At the time of an acquisition, the intangible assets and inventory of the acquired company are recorded at fair value and subsequently either amortized over their estimated lives or expensed as sold. The Company believes that such intangibles and the mark-up on acquired inventory do not constitute part of its core business because they generally represent costs incurred by the acquired company to build value prior to acquisition and as such they are effectively part of transaction costs rather than ongoing costs of operating the Company’s core business. In this regard, the Company notes that (i) once the intangibles are fully amortized, or the acquired inventory is consumed, the intangibles and the inventory mark-up will not be replaced with cash costs and therefore, the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time, and (ii) although the Company sets the amortization expense based on useful life of the various assets at the time of the transaction, the Company cannot influence the timing and amount of the future amortization expense recognition once the lives are established. As a result, the Company believes that exclusion of these costs in presenting non-GAAP gross margin and other non-GAAP financial measures gives management and investors a more effective means of evaluating its historical performance and projected costs and the potential for realizing cost efficiencies within its core business. Similarly, the Company believes that presentation of gross margin and other non-GAAP measures that exclude the impact to gross margin of stock-based compensation expense assists management and investors in evaluating the period over period
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Emulex Corporation FY ‘07 Third Quarter Results
April 26, 2007

performance of the Company’s ongoing core business operations because the expenses are non-cash in nature and, although the size of the grants is within the Company’s control, the amount of expense varies depending on factors such as short-term fluctuations in stock price and volatility which can be unrelated to the operational performance of the Company during the period in question and generally is outside the control of management during the period in which the expense is recognized. Moreover, the Company believes that the exclusion of stock-based compensation in presenting non-GAAP gross margins and other non-GAAP financial measures is useful to investors to understand the impact of the expensing of stock-based compensation to the Company’s gross margins and other financial measures in comparison to both prior periods as well as to its competitors.
     The Company believes disclosure of non-GAAP gross margins has economic substance because the excluded expenses do not represent continuing cash expenditures and, as described above, the Company has limited control over the timing and amount of the expenditures in question. A material limitation associated with the use of this measure as compared to the GAAP measure of gross margin is that it may not be comparable with the calculation of gross margin for other companies in the Company’s industry. The Company compensates for these limitations by providing full disclosure of the effects of this non-GAAP measure, by presenting the corresponding GAAP financial measure in this release and in the Company’s financial statements and by providing a reconciliation to the corresponding GAAP measure to enable investors to perform their own analysis.
Non-GAAP operating income. Non-GAAP operating income excludes the effects of (i) amortization of intangibles, (ii) the mark-up to fair value of inventory acquired in the Sierra Logic acquisition and subsequently sold, (iii) in-process research and development expenses, (iv) stock-based compensation expense, (v) net insurance recovery associated with the settlement of certain shareholders lawsuits and (vi) impairment of intangible assets. The Company believes that presentation of a measure of operating income that excludes amortization of intangibles, Sierra Logic inventory mark-up and stock-based compensation expense is useful to management and investors for the same reasons as described above with respect to gross margin. In-process research and development is an expense relating to acquisitions. At the time of an acquisition, in-process research and development costs of the acquired entity are expensed. As is the case with respect to the amortization of intangibles, the Company believes that such in-process research and development expenses do not constitute part of its core business because they generally represent costs incurred by the acquired company to build value or develop technology prior to acquisition and as such they are part of transaction costs rather than ongoing costs of operating the Company’s core business. In this regard, the Company notes that (i) once in-process research and development is expensed, it generally will not be replaced with cash costs and therefore, the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time, and (ii) the Company cannot influence the amount of in-process research and development expenses incurred. As a result, the Company believes that exclusion of in-process research and development expenses in presenting non-GAAP operating income gives management and investors a more effective means of evaluating its historical performance and projected costs and the potential for realizing cost efficiencies within its core business. With respect to the exclusion of net insurance recovery, the Company believes that presentation of a measure of operating expenses that excludes such recovery is useful to management and investors in evaluating the performance of the Company’s ongoing core business operations on a period-to-period basis. In this regard, the Company notes that the net insurance settlement recovery is non-recurring in nature and does not arise out of or reflect charges associated with the Company’s core business operations. Furthermore, with the respect to the exclusion of charges relating to the impairment of intangible assets, the Company believes that presentation of a measure of operating income that excludes such charges is useful to
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Emulex Corporation FY ‘07 Third Quarter Results
April 26, 2007

management and investors in evaluating the performance of the Company’s ongoing operations on a period-to-period basis and relative to the Company’s competitors. In this regard, the Company notes that the impairment of intangible assets charges are infrequent in nature and are unrelated to the Company’s core business. The Company believes disclosure of non-GAAP operating income has economic substance because the excluded expenses are either infrequent in nature or do not represent current cash expenditures. A material limitation associated with the use of this measure as compared to the GAAP measure of operating income is that it may not be comparable with the calculation of operating income for other companies in the Company’s industry. The Company compensates for these limitations by providing full disclosure of the effects of this non-GAAP measure, by presenting the corresponding GAAP financial measure in this release and in the Company’s financial statements and by providing a reconciliation to the corresponding GAAP measure to enable investors to perform their own analysis.
     Non-GAAP operating expense. Non-GAAP operating expense excludes the effects of (i) amortization of intangibles, (ii) in-process research and development expenses, (iii) stock-based compensation expense, (iv) net insurance recovery associated with the settlement of certain shareholder lawsuits, and (v) impairment of intangible assets. The Company believes that presentation of a measure of operating expenses that excludes the amortization of intangibles, in-process research and development expenses, stock-based compensation expense, net insurance recovery associated with the settlement of certain shareholder lawsuits and impairment of intangible assets is useful to investors and the Company for the same reasons as described above with respect to non-GAAP operating income.
     The Company believes disclosure of non-GAAP operating expense has economic substance because the excluded expenses are either infrequent in nature or do not represent current cash expenditures. A material limitation associated with the use of this measure as compared to the GAAP measure of operating expenses is that it may not be comparable with the calculation of operating expenses for other companies in the Company’s industry. The Company compensates for these limitations by providing full disclosure of the effects of this non-GAAP measure, by presenting the corresponding GAAP financial measure in this release and in the Company’s financial statements and by providing a reconciliation to the corresponding GAAP measure to enable investors to perform their own analysis.
     Non-GAAP net income and non-GAAP diluted earnings per share. Non-GAAP net income and non-GAAP earnings per share exclude the effects of (i) amortization of intangibles, (ii) the mark-up to fair value diluted of inventory acquired in the Sierra Logic acquisition and subsequently sold, (iii) in-process research and development expenses, (iv) stock-based compensation expense, (v) net insurance recovery associated with the settlement of certain shareholder lawsuits, (vi) recovery of a previous impairment of a strategic investment and associated note, and (vii) impairment of intangible assets. In addition, non-GAAP net income and non-GAAP earnings per share reflect an adjustment of income tax expense associated with exclusion of the foregoing expense (income) items. The adjustment of income taxes is required in order to provide management and investors a more accurate assessment of the taxes that would have been payable on net income, as adjusted by exclusion of the effects of the above-listed items. The Company believes that presentation of measures of net income and diluted earnings per share that exclude these items is useful to management and investors for the reasons described above with respect to non-GAAP gross margins and non-GAAP operating income. Furthermore, with respect to the exclusion of the net recover related to a previous impairment of strategic investment and associated note, the Company believes that presentation of a measure of net income and diluted earnings per share that excludes such items is useful to management and investors in evaluating the performance
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Emulex Corporation FY ‘07 Third Quarter Results
April 26, 2007

of the Company’s ongoing operations on a period-to-period basis and relative to the Company’s competitors. In this regard, the Company notes that recoveries of this type are infrequent in nature and are unrelated to the Company’s core business.
     The Company believes disclosure of non-GAAP net income and non-GAAP earnings per share has economic substance because the excluded expenses are infrequent in nature, do not represent current cash expenditures, or are unlikely to be recurring and are variable in nature. A material limitation associated with the use of this measure as compared to the GAAP measures of net income and diluted earnings per share is that they may not be comparable with the calculation of net income and diluted earnings per share for other companies in the Company’s industry. The Company compensates for these limitations by providing full disclosure of the effects of this non-GAAP measure, by presenting the corresponding GAAP financial measure in this release and in the Company’s financial statements and by providing a reconciliation to the corresponding GAAP measure to enable investors to perform their own analysis.
“Safe Harbor’’ Statement under the Private Securities Litigation Reform Act of 1995: With the exception of historical information, the statements set forth above, including, without limitation, those contained in the discussion of “Business Outlook” above, contain forward-looking statements that involve risk and uncertainties. We expressly disclaim any obligation or undertaking to release publicly any updates or changes to these forward-looking statements that may be made to reflect any future events or circumstances. The company wishes to caution readers that a number of important factors could cause actual results to differ materially from those in the forward-looking statements. These factors include the ability to realize the anticipated benefits of the acquisitions of Sierra Logic, Inc. and Aarohi Communications, Inc. on a timely basis or at all, and the Company’s ability to integrate the technology, operations, and personnel of Aarohi and Sierra Logic into its existing operations in a timely and efficient manner. The fact that the economy generally, and the technology and storage segments specifically, have been in a state of uncertainty makes it difficult to determine if past experience is a good guide to the future and makes it impossible to determine if markets will grow or shrink in the short term. In the past, the Company’s results have been significantly impacted by a widespread slowdown in technology investment that pressured the storage networking market that is the mainstay of the Company’s business. A downturn in information technology spending could adversely affect the Company’s revenues and results of operations. As a result of this uncertainty, the Company is unable to predict with any accuracy what future results might be. Other factors affecting these forward-looking statements include, but are not limited to, the following: slower than expected growth of the storage networking market or the failure of the Company’s OEM customers to successfully incorporate the Company’s products into their systems; the Company’s dependence on a limited number of customers and the effects of the loss of, or decrease or delays in orders by, any such customers, or the failure of such customers to make payments; the emergence of new or stronger competitors as a result of consolidation movements in the market; the timing and market acceptance of the Company’s or the Company’s OEM customers’ new or enhanced products; the variability in the level of the Company’s backlog and the variable booking patterns of the Company’s customers; the effects of terrorist activities, natural disasters and resulting political or economic instability; the highly competitive nature of the markets for the Company’s products as well as pricing pressures that may result from such competitive conditions; the Company’s ability and the ability of the Company’s OEM customers to keep pace with the rapid technological changes in the Company’s industry and gain market acceptance for new products and technologies; the effect of rapid migration of customers towards newer, lower cost product platforms; possible transitions from board or box level to application specific computer chip solutions for selected applications; a shift in unit product mix from higher-end to lower-end products; a decrease in the average unit selling prices or an increase in the manufactured cost of the Company’s products; delays in product development; the Company’s reliance on third-party suppliers and subcontractors for components and assembly; any inadequacy of the Company’s intellectual property protection or the potential for third-party claims of infringement; the Company’s ability to attract and retain key technical personnel; plans for research and development in India; the Company’s dependence on foreign sales and foreign produced products; the effect of acquisitions; impairment charges; changes in tax rates or le gislation; and changes in accounting standards. These and other factors which could cause actual results to differ materially from those in the forward-looking statements are discussed in the company’s filings with the Securities and Exchange Commission, including its recent filings on Forms 8-K, 10-K and 10-Q, under the caption “Risk Factors.”

This news release refers to various products and companies by their trade names. In most, if not all, cases these designations are claimed as trademarks or registered trademarks by their respective companies.
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Emulex Corporation FY ‘07 Third Quarter Results
April 26, 2007

EMULEX CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	April 1,	April 2,	April 1,	April 2,
	2007	2006	2007	2006

Net revenues	$120,211	$89,295	$343,919	$303,942
Cost of sales	49,626	35,923	146,353	123,084

Gross profit	70,585	53,372	197,566	180,858

Operating expenses:
Engineering and development	31,610	21,726	86,487	65,916
Selling and marketing	12,891	9,151	35,027	26,362
General and administrative	7,812	5,468	21,830	17,316
In-process research and development	(814)	—	19,825	—
Impairment of other intangible assets	2,001	—	2,001	—
Amortization of other intangible assets	2,563	2,686	9,551	8,143

Total operating expenses	56,063	39,031	174,721	117,737

Operating income	14,522	14,341	22,845	63,121

Nonoperating income:
Interest income	3,655	5,881	16,528	14,419
Interest expense	(41)	(620)	(1,185)	(1,866)
Other income, net	21	52	1,016	32

Total nonoperating income	3,635	5,313	16,359	12,585

Income before income taxes	18,157	19,654	39,204	75,706

Income tax provision	6,771	8,061	22,932	30,468

Net income	$11,386	$11,593	$16,272	$45,238

Net income per share:
Basic	$0.13	$0.14	$0.19	$0.54

Diluted	$0.13	$0.13	$0.19	$0.51

Number of shares used in per share computations:
Basic	84,667	84,075	84,796	83,764

Diluted	86,734	91,304	86,750	91,171

The interest expense adjustment, net of tax, to the Company’s GAAP diluted per share calculation due to the dilutive effect of its convertible subordinated notes was $366 and $1,115 for the three and nine months ended April 2, 2006, respectively.
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Emulex Corporation FY ‘07 Third Quarter Results
April 26, 2007

EMULEX CORPORATION AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(in thousands)

	April 1,	July 2,
	2007	2006

Assets

Current assets:
Cash and cash equivalents	$70,107	$224,292
Investments	195,547	367,054
Accounts and other receivables, net	60,207	61,362
Inventories, net	27,702	22,414
Prepaid and other assets	5,256	4,618
Deferred income taxes	26,313	27,814

Total current assets	385,132	707,554

Property and equipment, net	63,804	66,951
Investments	9,013	7,103
Goodwill and other intangible assets, net	181,226	77,765
Deferred income taxes	—	352
Other assets	24,988	432

	$664,163	$860,157

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$25,411	$17,847
Accrued liabilities	29,020	21,910
Income taxes payable	24,425	27,630
Convertible subordinated notes	—	235,177

Total current liabilities	78,856	302,564

Other liabilities	668	680
Deferred income taxes	2,903	—
Total liabilities	82,427	303,244

Total stockholders’ equity	581,736	556,913

	$664,163	$860,157

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Emulex Corporation FY ‘07 Third Quarter Results
April 26, 2007

EMULEX CORPORATION AND SUBSIDIARIES
Supplemental Information
Historical Revenue by Channel and Territory:

	Q3 FY 2007	% Total	Q3 FY 2006	% Total	%
($000s)	Revenue	Revenue	Revenue	Revenue	Change

Revenue from OEM customers	$87,249	73%	$58,816	66%	48%
Revenue from distribution	32,753	27%	30,428	34%	8%
Other	209	nm	51	nm	nm

Total net revenues	$120,211	100%	$89,295	100%	35%

United States	$53,110	44%	$48,065	54%	11%
Pacific Rim countries	21,929	18%	12,723	14%	72%
Europe and rest of world	45,172	38%	28,507	32%	58%

Total net revenues	$120,211	100%	$89,295	100%	35%

Summary of Stock Based Compensation:

	Three Months Ended		Nine Months Ended
	April 1,	April 2,	April 1,	April 2,
	2007	2006	2007	2006

Cost of sales	$352	$128	$794	$448
Engineering & development	3,423	1,961	9,751	6,057
Selling & marketing	1,421	1,047	4,314	3,338
General & administrative	2,588	1,658	6,468	5,590

Total stock based compensation	$7,784	$4,794	$21,327	$15,433

Reconciliation of GAAP gross margin to non-GAAP gross margin:

	Three Months Ended		Nine Months Ended
	April 1,	April 2,	April 1,	April 2,
	2007	2006	2007	2006

GAAP gross margin	58.7%	59.8%	57.4%	59.5%

Items excluded from GAAP gross margin to calculate non-GAAP gross margin:
Stock-based compensation	0.3%	0.1%	0.2%	0.1%
Amortization of intangibles	6.1%	4.1%	5.5%	3.7%
Additional cost on sell through of stepped up inventory	0.1%	—	0.6%	—

Non-GAAP gross margin	65.2%	64.0%	63.7%	63.3%

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Emulex Corporation FY ‘07 Third Quarter Results
April 26, 2007

Reconciliation of GAAP operating expenses to non-GAAP operating expenses:

	Three Months Ended		Nine Months Ended
	April 1,	April 2,	April 1,	April 2,
	2007	2006	2007	2006

GAAP operating expenses, as presented above	$56,063	$39,031	$174,721	$117,737

Items excluded from GAAP operating expenses to calculate non-GAAP operating expenses:
Stock-based compensation	(7,432)	(4,666)	(20,533)	(14,985)
Amortization of intangibles	(2,563)	(2,686)	(9,551)	(8,143)
Impairment of intangible	(2,001)	—	(2,001)	—
In-process research and development (2)	814	—	(19,825)	—
Net insurance recovery associated with settlement of securities class action and derivative lawsuits (2)	—	—	—	415

Impact on operating expenses	(11,182)	(7,352)	(51,910)	(22,713)

Non-GAAP operating expenses	$44,881	$31,679	$122,811	$95,024

Reconciliation of GAAP operating income to non-GAAP operating income:

	Three Months Ended		Nine Months Ended
	April 1,	April 2,	April 1,	April 2,
	2007	2006	2007	2006

GAAP operating income as presented above	$14,522	$14,341	$22,845	$63,121

Items excluded from GAAP operating income to calculate non-GAAP operating income:
Stock-based compensation	7,784	4,794	21,327	15,433
Amortization of intangibles	9,866	6,326	28,072	19,083
Impairment of intangible	2,001	—	2,001	—
In-process research and development (1)	(814)	—	19,825	—
Additional cost on sell through of stepped up inventory	114	—	2,036	—
Net insurance recovery associated with settlement of securities class action and derivative lawsuits (2)	—	—	—	(415)

Impact on operating income	18,951	11,120	73,261	34,101

Non-GAAP operating income	$33,473	$25,461	$96,106	$97,222

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Emulex Corporation FY ‘07 Third Quarter Results
April 26, 2007

Reconciliation of GAAP net income to non-GAAP net income:

	Three Months Ended		Nine Months Ended
	April 1,	April 2,	April 1,	April 2,
	2007	2006	2007	2006

GAAP net income as presented above	$11,386	$11,593	$16,272	$45,238

Items excluded from GAAP net income to calculate non-GAAP net income:
Stock-based compensation	7,784	4,794	21,327	15,433
Amortization of intangibles	9,866	6,326	28,072	19,083
Impairment of intangible	2,001	—	2,001	—
In-process research and development (1)	(814)	—	19,825	—
Additional cost on sell through of stepped up inventory	114	—	2,036	—
Net recovery related to a previous impairment of a strategic investment and associated note	—	—	(819)	—
Net insurance recovery associated with settlement of securities class action and derivative lawsuits	—	—	—	(415)
Income tax effect of above items	(6,525)	(3,265)	(17,282)	(10,035)

Impact on net income	12,426	7,855	55,160	24,066

Non-GAAP net income	$23,812	$19,448	$71,432	$69,304

Reconciliation of diluted GAAP earnings per share to diluted non-GAAP earnings per share:

	Three Months Ended		Nine Months Ended
	April 1,	April 2,	April 1,	April 2,
	2007	2006	2007	2006

Diluted GAAP earnings per share, as presented above	$0.13	$0.13	$0.19	$0.51

Items excluded from diluted GAAP earnings per share to calculate diluted non-GAAP earnings per share, net of tax effect:
Stock-based compensation	0.07	0.04	0.17	0.13
Amortization of intangibles	0.07	0.05	0.20	0.13
Impairment of intangible	0.01	—	0.01	—
In-process research and development (1)	(0.01)	—	0.22	—
Additional cost on sell through of stepped up inventory	0.00	—	0.01	—
Net recovery related to a previous impairment of a strategic investment and associated note	—	—	0.00	—
Net insurance recovery associated with settlement of securities class action and derivative lawsuits	—	—	—	0.00

Impact on diluted earnings per share	0.14	0.09	0.61	0.26

Non-GAAP diluted earnings per share	$0.27	$0.22	$0.80	$0.77

Diluted shares used in non-GAAP per share computations	86,734	91,304	90,112	91,171

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Emulex Corporation FY ‘07 Third Quarter Results
April 26, 2007

Forward-Looking Diluted Earnings per Share Reconciliation:

Guidance for
Three Months Ending
July 1,2007

Non-GAAP diluted earnings per share guidance	$0.27 - $0.29

Items excluded, net of tax, from non-GAAP diluted earning per share to calculate GAAP diluted earnings per share guidance:
Amortization of intangible assets	0.07
Stock-based compensation	0.07

GAAP diluted earnings per share guidance	$0.13 - $0.15

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